EXHIBIT 10.29

BOYD GAMING CORPORATION	POLICY NO. MCP-3

ANNUAL INCENTIVE PLAN

APPROVED: /s/ DONALD D. SNYDER	EFFECTIVE DATE: 12/3/97
REVISED DATE: 9/5/02

PURPOSE:

The purpose of the Boyd Gaming Corporation Annual Incentive Plan (hereinafter referred to as the “AIP”) is to promote the interests of the Boyd Gaming Corporation (hereinafter referred to as “Boyd Gaming”) and its shareholders by providing key employees with financial rewards for outstanding individual and unit performance which contribute significantly to the financial success of Boyd Gaming. It is intended that the AIP will reinforce Boyd Gaming’s business planning and performance management process by focusing the efforts of employees on the achievement of key business objectives and help to attract and retain key employees by providing attractive compensation opportunities linked to performance results.

POLICY:

Administration.    The AIP shall be administered by Boyd Gaming’s Chief Executive Officer subject to such approvals, rules and guidelines as are required, or may be established, by the Compensation and Stock Option Committee of Boyd’s Gaming’s Board of Directors (hereinafter referred to as the “Committee”). The Committee shall establish from time to time such rules and guidelines and shall make such determinations as it determines to be necessary or desirable for the administration of the AIP. Subject to the foregoing, Boyd Gaming’s Chief Executive Officer may, in his discretion, delegate the day to day administration of the AIP to other individuals to ensure the effective administration of the AIP.

BOYD GAMING CORPORATION	POLICY NO. MCP-3

ANNUAL INCENTIVE PLAN

Eligibility.    Eligibility to participate in the AIP shall be limited to those managers and other key employees of Boyd Gaming and its major operating units who are in positions in which their decisions, actions and counsel significantly impact the end results of Boyd Gaming. It is intended that participation will be limited to key corporate executives, property general managers, and other key managers and employees specifically determined by Boyd Gaming’s Chief Executive Officer to be in positions in which their decisions, actions and counsel significantly impact the end results of Boyd Gaming. Boyd Gaming’s Chief Executive Officer is not eligible to participate in the AIP.

Participation.    Prior to the start of each fiscal year or as soon as possible thereafter, Boyd Gaming’s Chief Executive Officer shall approve the employees who will participate in the AIP. Upon selection, participants shall be notified of their selection as participants, their potential incentive opportunity for the year, and the specific performance measures and standards upon which incentive payments, if any, will be based. Additional participants may be approved during a fiscal year for participation on a prorated basis. In the event that an employee’s eligibility status or designated opportunity level changes during the course of a fiscal year, participation shall be determined on a prorated basis. While it is anticipated that the AIP will be an ongoing program from year to year, designation as a participant for any particular year shall not entitle an individual to participate or receive incentive opportunities with respect to any other year.

Incentive Opportunities.    Incentive opportunities shall be established for each participant in the AIP. Incentive opportunities shall vary in amount, and as a percentage of base salary, according to the nature and degree of each participant’s ability to directly impact the annual results of Boyd Gaming, to establish an appropriate balance between short and long-term management focus and to provide attractive total annual compensation opportunities consistent with competitive practice and desired performance results. Guidelines for establishing individual incentive opportunities shall be approved each year by the Compensation Committee.

BOYD GAMING CORPORATION	POLICY NO. MCP-3

ANNUAL INCENTIVE PLAN

Performance Objectives.    Performance measures and goals incorporating specified threshold, target and maximum achievement levels shall be established for each participant at the start of each year. Measures shall be established in terms of overall corporate, region, property, department/function and individual performance and weighted based on each participant’s focus or area of management control. It is intended that performance measures and goals under the AIP will be derived from, and directly support, Boyd Gaming’s business plan and annual business planning process. Objectives may provide for a subjective assessment of performance based on pre-established criteria supporting Boyd Gaming’s annual business plan or strategic initiatives.

Funding Triggers.    An overall corporate performance threshold, or trigger, may be established below which no payments may be made for the year under the AIP. Additionally, a funding trigger may be established for each operating property. If the property trigger is not achieved, no payments may be made for personnel at that location for the achievement of property or departmental goals.

Maximum Total Property Awards.    Total awards paid for an individual property may be limited to a maximum percentage of a property’s operating income to insure that maximum property awards do not exceed a reasonable proportion of the overall property income.

Performance Management Process.    It is intended that the AIP will be integrated with Boyd Gaming’s annual business planning and budgeting process. Each year, Boyd Gaming’s Chief Executive Officer shall approve the key business drivers and performance indicators to be supported by the AIP and establish guidelines for determining the appropriate performance measures and goal levels for each participant. Performance measures and goals shall be established consistent with these guidelines and approved by each participant’s respective corporate executive, regional manager or property general manager. Performance measures and goals shall be documented in writing on forms

BOYD GAMING CORPORATION	POLICY NO. MCP-3

ANNUAL INCENTIVE PLAN

approved for such purpose and shall be subject to final approval by Boyd Gaming’s Chief Executive Officer or designee(s).

Determination of Awards Earned.    As soon as practical following the end of each year, the Compensation Committee shall determine the degree to which overall corporate performance objectives have been achieved and approve an aggregate pool available for payment based on the aggregate incentive opportunities earned by individual participants under the AIP. Subject to the foregoing, Boyd Gaming’s Chief Executive Officer shall determine the degree to which performance goals have been achieved and the award to be paid, if any, to each participant under the AIP. The level of incentive opportunities to be paid will vary according to the degree to which performance goals are achieved between established threshold and maximum levels. No incentive payments shall be made if specified thresholds are not achieved. In making such determinations, Boyd Gaming’s Chief Executive Officer shall consider the recommendations provided for such purpose by Boyd Gaming’s Management Committee and each participant’s respective corporate executive, regional manager, or property general manager.

Discretionary Fund.    Notwithstanding anything herein to the contrary, the Chief Executive Officer may make discretionary payments to any employee to further the purpose of the AIP subject to review of the Committee.

Payment.    Payment of any awards earned shall be made in cash as soon as possible following the determination of awards earned unless otherwise deferred subject to such rules as may be established for such purpose.

Termination of Employment.    If a participant ceases to be employed by Boyd Gaming at any time prior to the end of a fiscal year, the participant shall not be entitled to any payment under the AIP. However, the foregoing notwithstanding, Boyd Gaming’s Chief Executive Officer may provide for the full or partial payment of awards in the event of a participant’s termination of employment due to death, disability, retirement or for such

BOYD GAMING CORPORATION	POLICY NO. MCP-3

ANNUAL INCENTIVE PLAN

other reason determined by the Chief Executive to be appropriate to achieve the purpose of the AIP and in the best interests of Boyd Gaming.

Source of Payment.    All payments under the AIP shall be paid from the general funds of Boyd Gaming and no separate fund shall be established and no other segregation of assets shall be made to assure payment. Nothing contained in this AIP and no action taken pursuant to the provisions of the AIP shall create a trust of any kind, or a fiduciary relationship between Boyd Gaming and any participant, beneficiary or other person.

Right to Terminate Employment.    Nothing in this AIP or in any agreement entered into pursuant to the AIP shall confer upon any person the right to continue in the employment of Boyd Gaming or affect any right Boyd Gaming may have to terminate the employment of such person.

Withholding.    Whenever any payments are to be made under the AIP, Boyd Gaming shall withhold amounts sufficient to satisfy any withholding tax or any other requirements as appropriate.

Effect on Other Plans.    Receipt of an award or payment under the AIP shall not affect a recipient’s eligibility to participate in any other plan of Boyd Gaming and any payment made pursuant to the AIP shall not be used in determining the benefits provided under any other plan of Boyd Gaming unless specifically so provided.

Amendment.    Boyd Gaming may terminate or amend the AIP at any time. No amendment or modification, however, shall adversely affect the right of a participant to payment of any amounts determined prior to such amendment or modification.

Effective Date.    The AIP shall be effective as of January 1, 1998, and shall remain in effect until terminated by Boyd Gaming.

BOYD GAMING CORPORATION	POLICY NO. MCP-3

ANNUAL INCENTIVE PLAN

PROCEDURES:

Each year variables for the upcoming plan year will be set and communicated to each participating individual. Variables are:

•	incentive opportunity/position
•	financial goals to be used
•	threshold and maximum goals as a percentage of the target
•	threshold and maximum incentive based on target being 100%
•	weighting of the incentive opportunity based on the position’s ability to influence results
•	corporate and property funding triggers

Individual goals for the coming period will be determined from the annual performance evaluation.

The annual variables will be reviewed and approved by the Management Committee and then referred to the Compensation and Stock Option Committee.